Exhibit 5.1

1001 FLEET STREET

SUITE 700

BALTIMORE, MARYLAND 21202-4346

August 28, 2026

Wheeler Real Estate Investment Trust, Inc.

2529 Virginia Beach Boulevard

Virginia Beach, VA 23452

Ladies and Gentlemen:

We are furnishing this opinion letter in connection with the Registration Statement on Form S-11 (the “Registration Statement”) of Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), to be filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to 710,466 shares of the Company’s Series B Preferred Stock, having no par value (the “Shares”), that were issued by the Company to the selling stockholders named in the Registration Statement (the “Selling Stockholders”) pursuant to the Company’s 7.00% Subordinated Convertible Notes due 2031 (the “Notes”) held by the Selling Stockholders and issued to them pursuant to that certain Indenture, dated as of August 13, 2021, by and between the Company and Wilmington Savings Fund Society, FSB (the “Indenture”).

I. Documents Examined

We have examined copies of the following documents (the “Documents”):

(a) the documents constituting the Company’s charter (the “Charter”) as filed with the State Department of Assessments and Taxation of Maryland (“SDAT”);

(b) the Bylaws of the Company (the “Bylaws”);

(c) the certificate of status issued by SDAT on August 19, 2026 with respect to the Company;

(d) the minutes of the Board of Directors of the Company relating to the authorization and issuance of the Shares, the registration thereof pursuant to the Registration Statement, and the other matters referred to herein (collectively, the “Minutes”);

(e) the Certificate of Secretary, dated as of the date hereof, issued to us by the Secretary of the Company with respect to certain factual matters relevant to this opinion letter;

(f) the Notes;

(g) the Indenture; and

(h) the Registration Statement.

Wheeler Real Estate Investment Trust, Inc. August 28, 2026 Page 2

II. Assumptions

In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that:

(a) all Documents submitted to us as originals are authentic;

(b) all Documents submitted to us as certified or photostatic copies conform to the original documents;

(c) all signatures on all such Documents are genuine;

(d) all public records reviewed or relied upon by us or on our behalf are true and complete;

(e) all statements and information contained in the Documents are true and complete;

(f) each person who executed any of the Documents was authorized to do so;

(g) each natural person who executed any of the Documents was legally competent to do so and had knowledge about all matters stated therein;

(h) there has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, in connection with this opinion letter, by action or omission of the parties thereto or otherwise;

(i) the Indenture and the Notes, which provide that they are to be governed by the law of the State of New York, are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and the Notes are entitled to the benefits provided by the Indenture;

(j) in issuing the Shares to the Selling Stockholders, the Company complied with the terms of the Indenture and the Notes;

(k) at the time the Shares were issued, the Company or its transfer agent recorded in the Company’s stock ledger the names of the persons to whom the Shares were issued;

(l) none of the Shares were issued in violation of the restrictions on transfer and ownership set forth in Article VI of the Company’s Articles of Incorporation, as amended to date, and as the same may be amended in the future;

(m) the Charter, the Bylaws, and the Minutes will not have been amended or rescinded, and will be in full force and effect, at all times at which any Shares are offered or sold by the Selling Stockholders;

(n) the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective by the Commission;

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(o) the Shares will be offered and sold by the Selling Stockholders in the manner stated in the Registration Statement and pursuant to the Prospectus; and

(p) the Company will remain duly organized, validly existing, and in good standing under the laws of the State of Maryland at the time any Shares are offered and sold by the Selling Stockholders.

As to any facts material to this opinion letter that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

III. Opinion

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that the Shares were validly issued and fully paid and are nonassessable.

IV. Qualifications

In addition to the assumptions set forth above, the opinion set forth herein is also subject to the following qualifications:

(a) we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters;

(b) the Registration Statement contemplates that the Shares may be offered and sold by the Selling Stockholders on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Securities Act; the opinion expressed above is rendered as of the date of this letter and is limited to the provisions of the Maryland General Corporation Law and the applicable provisions of the Maryland Declaration of Rights, each as currently in effect on such date, and the reported judicial decisions interpreting such laws, all of which are subject to change with possible retroactive effect; we undertake no obligation to advise you of any changes or any new developments, including, without limitation, changes in the facts set forth in the Documents and/or to any applicable laws, that might affect the opinion set forth herein; we do not express any opinion herein concerning any other laws or decisions or the rules of The Nasdaq Stock Market LLC; and

(c) we did not participate in the preparation of the Registration Statement (except for providing this letter) and assume no responsibility for its contents (other than this letter).

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of the name of our firm therein. In issuing this opinion letter, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Gordon Feinblatt LLC